Exhibit 99.1

Investor Update - March 13, 2012

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our consolidated and mainline operations. Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expense per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2011. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES - MAINLINE
February 2012 Statistics

	February 2012	Change Y-O-Y	QTD 2012	Change Y-O-Y
Revenue passengers (000s)	1,341	7.2%	2,695	5.0%
Traffic (RPMs in millions)	1,761	9.7%	3,577	8.0%
Capacity (ASMs in millions)	2,085	5.8%	4,256	3.8%
Load factor(a)	84.5%	3.0 pts	84.0%	3.3 pts
Passenger RASM (cents)	11.16¢	4.3%	11.01¢	4.9%
RASM (cents)	12.46¢	3.7%	12.27¢	4.1%
Economic fuel expense/gal.	$3.35	18.0%	$3.36	20.4%

(a)	Percentage of available seats occupied by fare-paying passengers.

Forecast Information

	Forecast Q1 2012	Change Y-O-Y	Prior Guidance Feb 16, 2012	Forecast Full Year 2012	Change Y-O-Y	Prior Guidance Feb 16, 2012
Capacity (ASMs in millions)	6,550 - 6,600	~ 3.5%	6,550 - 6,600	27,850 - 28,350	~ 6%	27,850 - 28,350
Cost per ASM excluding fuel and special items (cents)(a)	7.87 - 7.92	0.5% - 1%	7.90 - 7.95	7.50 - 7.55	~ (1)%	7.50 - 7.55
Fuel gallons (000,000)	86	4%	87	365 - 370	~ 6%	365 - 370
Economic fuel cost per gallon(b)	$3.42	19%	$3.38	(b)	(b)	(b)

(a)	Our forecasts of mainline cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.

(b)
Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Our economic fuel cost per gallon estimate for the first quarter includes the following per-gallon assumptions:  crude oil cost - $2.44 ($102 per barrel); refining margin - 79 cents; taxes and fees - 18 cents; cost of settled hedges - 1 cents.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)(a)

	March	April	May
Point Change Y-O-Y	+ 1.0 pt	+ 2.0 pts	flat
Prior Guidance Feb 16, 2012 - Point Change Y-O-Y	+ 2.5 pts	+ 1.0 pt	N/A

(a)	Percentage point change compared to the same point in time last year.

AIR GROUP - CONSOLIDATED
February 2012 Statistics

	February 2012	Change Y-O-Y	QTD 2012	Change Y-O-Y
Revenue passengers (000s)	1,895	7.5%	3,794	4.9%
Traffic (RPMs in millions)	1,951	9.3%	3,956	7.5%
Capacity (ASMs in millions)	2,330	5.7%	4,756	3.4%
Load factor(a)	83.7%	2.7 pts	83.2%	3.2 pts
Passenger RASM (cents)	12.49¢	3.8%	12.31¢	4.7%
RASM (cents)	13.70¢	3.4%	13.48¢	4.1%
Economic fuel expense/gal.	$3.36	18.3%	$3.37	20.4%

(a)	Percentage of available seats occupied by fare-paying passengers.

Forecast Information

	Forecast Q1 2012	Change Y-O-Y	Prior Guidance Feb 16, 2012	Forecast Full Year 2012	Change Y-O-Y	Prior Guidance Feb 16, 2012
Capacity (ASMs in millions)	7,325 - 7,375	~ 3.5%	7,325 - 7,375	31,100 - 31,600	~ 6%	31,100 - 31,600
Cost per ASM excluding fuel and special items (cents)(a)	8.84 - 8.89	0% - 1%	8.87 - 8.92	8.40 - 8.45	~ (1.5)%	8.40 - 8.45
Fuel gallons (000,000)	99	3%	100	420 - 425	~ 6%	420 - 425
Economic fuel cost per gallon(b)	$3.42	19%	$3.38	(b)	(b)	(b)

(a)	Our forecast of cost per ASM excluding fuel is based on forward-looking estimates, which may differ from actual results.

(b)	Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)(a)

	March	April	May
Point Change Y-O-Y	+ 1.0 pt	+ 2.0 pts	+ 0.5 pt
Prior Guidance Feb 16, 2012 - Point Change Y-O-Y	+ 2.5 pts	+ 1.0 pt	N/A

(a)	Percentage point change compared to the same point in time last year.

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $9 million to $11 million in the first quarter of 2012.

Stock Split and Repurchase
On February 15, 2012, the board of directors declared a two-for-one split of the Company's common stock to be accomplished by means of a stock distribution. The additional shares will be distributed on March 16, 2012, to the shareholders of record on March 2, 2012. The stock split will increase our outstanding shares from approximately 35.7 million shares to about 71.3 million shares. Our historical outstanding shares will be recast upon the distribution.
Through March 13, 2012, Air Group has repurchased 45,500 shares of its common stock for approximately $3.2 million under our existing $50 million repurchase program. The program expires in February 2013.

AIR GROUP - CONSOLIDATED (continued)
Cash and Share Count

(in millions)	February 29, 2012	December 31, 2011
Cash and marketable securities	$1,111	$1,141
Common shares outstanding	35.662	35.475
Pro forma common shares outstanding(a)	71.324	70.950

(a)	Based on two-for-one split announced February 15, 2012. Additional shares will be distributed on March 16, 2012.

Capital Expenditures(a)
Total expected gross capital expenditures for 2012 and 2013 are as follows (in millions):

	2012	2013
B737 aircraft-related	$340	$290
Q400 aircraft-related	30	—
Total aircraft-related	$370	$290
Non-aircraft	85	70
Total capital expenditures	$455	$360

(a)	Preliminary estimate, subject to change.

Firm Aircraft Commitments
The tables below reflect the current delivery schedules for firm aircraft:

	Remaining 2012	2013	2014	2015	2016	Total
Boeing 737-800	1	—	1	2	—	4
Boeing 737-900ER	3	9	7	—	—	19
Bombardier Q400	2	—	—	—	—	2
Totals	6	9	8	2	—	25

In addition to the firm orders noted above, Air Group has options to acquire 42 additional B737 aircraft and 10 Q400 aircraft.

Projected Fleet Count(a)

		Actual Fleet Count		Expected Fleet Activity
Aircraft	Seats	Dec 31, 2011	Feb 29, 2012	2012 Changes	Dec 31, 2012	2013 Changes	Dec 31, 2013	2014 Changes	Dec 31, 2014
737-400	144	24	24	—	24	(3)	21	(5)	16
737-400F(b)	—	1	1	—	1	—	1	—	1
737-400C(b)	72	5	5	—	5	—	5	—	5
737-700	124	17	17	—	17	—	17	—	17
737-800	157	58	60	1	61	—	61	1	62
737-900	172	12	12	—	12	—	12	—	12
737-900ER	181	—	—	3	3	9	12	7	19
Q400(c)	76	48	48	—	48	—	48	—	48
Totals		165	167	4	171	6	177	3	180

(a)	The expected fleet counts at December 31, 2012, 2013 and 2014 are subject to change.

(b)	F-Freighter; C-Combination freighter/passenger.

(c)	Purchase of two Q400 aircraft in April and June 2012 and sale of two Q400 aircraft in fall 2012 for no net change in 2012.

AIR GROUP - CONSOLIDATED (continued)
Future Fuel Hedge Positions(a)
We use both call options on crude oil futures and swap instruments on LA Jet refining margins to hedge against price volatility of future jet fuel consumption. We have refining margin swaps in place for approximately 50% of our first quarter 2012 estimated jet fuel purchases at an average price of 83 cents per gallon and 22% of our second quarter 2012 estimated purchases at an average price of 77 cents per gallon. Our crude oil positions are as follows:

	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel	Average Premium Cost per Barrel
First Quarter 2012	50%	$100	$6
Second Quarter 2012	50%	$100	$10
Third Quarter 2012	50%	$100	$10
Fourth Quarter 2012	50%	$100	$10
Full Year 2012	50%	$100	$9
First Quarter 2013	50%	$98	$12
Second Quarter 2013	44%	$97	$13
Third Quarter 2013	33%	$95	$14
Fourth Quarter 2013	27%	$97	$14
Full Year 2013	38%	$97	$13
First Quarter 2014	22%	$98	$14
Second Quarter 2014	16%	$97	$14
Third Quarter 2014	11%	$94	$14
Fourth Quarter 2014	6%	$102	$12
Full Year 2014	14%	$97	$14

(a)
All of our future oil positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases. With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.